Exhibit 99.1

NEWS RELEASE

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2019

FINANCIAL AND OPERATIONAL RESULTS

•

Reported third-quarter production of 451,000 barrels of oil equivalent (BOE) per day. Adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 391,000 BOE per day, exceeding upper-end guidance of 383,000 BOE per day;

•	Achieved U.S. production of 266,000 BOE per day, which exceeds upper-end guidance of 260,000 BOE per day; international adjusted production was 125,000 BOE per day, slightly ahead of guidance;

•	Invested $590 million in upstream capital; remain on track for $2.4 billion for the year;

•	Nearing first production from two new high-volume North Sea wells;

•	Drilling first well in Block 58 offshore Suriname; expected to reach total depth in November; and

•	Announced organizational initiatives targeting operational efficiencies and annual cost savings of at least $150 million.

HOUSTON, Oct. 30, 2019 – Apache Corporation (NYSE, Nasdaq: APA) today announced its financial and operational results for the third quarter of 2019.

Apache reported a quarterly loss of $170 million or $0.45 per diluted common share for the third quarter of 2019. These results include a number of items outside of core earnings that are typically excluded by the investment community in their published earnings estimates. When adjusted for items that impact the comparability of results, Apache reported a third-quarter loss of $108 million or $0.29 per share. Adjusted earnings were generally in line with expectations except for the impact of increased depreciation, depletion and amortization costs. This was primarily associated with a reduction in Alpine High reserves due to deteriorating natural gas liquids (NGL) and gas prices. Upstream oil and gas capital investment was $590 million in the third quarter. Net cash provided by operating activities in the quarter was $635 million and adjusted EBITDAX was $905 million.

“During the third quarter, adjusted production exceeded guidance while capital expenditures remained on pace with our full-year guidance of $2.4 billion,” said Apache CEO and President John Christmann. “In September, we began drilling the first of three committed wells in Block 58 offshore Suriname. We are also nearing first production from two wells in the North Sea, which should establish strong production momentum as we enter 2020.”

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2019 FINANCIAL AND OPERATIONAL RESULTS

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Third-Quarter Operational Summary

Highlights from the company’s principal areas include:

Permian – Production averaged 254,000 BOE per day during the quarter and Apache operated an average of 10 rigs and drilled and completed 47 gross-operated wells. In the Permian Basin, our oil production in the second half of the year has been modestly impacted by some unplanned downtime events and completion schedule delays. As a result, the company is now projecting fourth-quarter Permian oil volumes of approximately 100,000 barrels per day.

•

Midland Basin – During the quarter, the company averaged three rigs and placed 22 wells on production. Good results from a Lower Cline test well in the Azalea Field will lead to further evaluation and potential expansion of Apache’s core development inventory.

•	Delaware Basin – Outside of Alpine High in the Delaware Basin, Apache averaged two rigs and placed nine wells on production during the quarter.

Production at Alpine High averaged 76,000 BOE per day for the quarter and the company averaged five rigs and one frac crew and placed 15 wells on production. Volumes previously deferred due to low Waha prices were returned to production during August and September.

As a result of continued weakness in gas and NGL pricing, the company has reduced Alpine High drilling activity to two rigs and has chosen to defer some fourth-quarter completions into 2020. These changes, combined with a reduced production outlook for a recent multiwell pad, has resulted in a 5% decrease in fourth-quarter Alpine High production guidance.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2019 FINANCIAL AND OPERATIONAL RESULTS

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Egypt – Apache averaged seven rigs during the quarter and drilled and completed 14 gross-operated wells. Adjusted production in Egypt, which excludes noncontrolling interest and the impact of tax barrels, averaged 72,000 BOE per day, up slightly from the second quarter. The company drilled multiple successful exploration wells during the quarter that have positive implications for future development inventory.

North Sea – Apache averaged three rigs during the quarter and produced 54,000 BOE per day, which reflects an anticipated decrease related to seasonal platform maintenance. The company expects to bring its first well at Storr online in November and its second well at Garten online around year-end. The Garten well encountered approximately 1,200 feet of pay, which significantly exceeded the company’s pre-drill estimates.

Suriname – Apache is currently drilling the Maka Central #1 well and expects to reach total depth in November at approximately 6,325 meters as measured from the deck of the drillship. The well is designed to test multiple targets and is located roughly seven miles from the Suriname / Guyana maritime border. Apache also exercised its option to drill two additional wells in Suriname Block 58 with the Noble Sam Croft drillship.

Organizational and Cost Saving Initiatives

“Apache has historically employed a decentralized, region-focused approach to operations. In recent years, we have centralized certain key activities, and today we see an opportunity to capture greater efficiencies by taking further steps in that direction,” continued Christmann. “To accomplish this, we have initiated a comprehensive redesign of our organizational structure and operations that will position us to be competitive for the long term. This process, which began in late summer, should be largely completed by the end of the first quarter 2020. We are targeting at least $150 million of combined annual savings and look forward to updating you on our progress in the future.”

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2019 FINANCIAL AND OPERATIONAL RESULTS

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Closing

“Our primary objectives are to deliver competitive, risk-adjusted returns with a long-term moderate pace of growth and improve our free cash flow yield to levels consistent with other mature industrial sectors. As we look to 2020, based on current strip prices, we anticipate our upstream capital budget will be 10% to 20% below this year’s program of $2.4 billion. This will enable us to generate organic free cash flow that covers the current dividend and puts us on pace to fund a multiyear debt reduction program, while also delivering modest year-over-year oil production growth. We look forward to sharing the details of our 2020 capital plan in February,” concluded Christmann.

Conference call

Apache will host a conference call to discuss its third-quarter 2019 results at 10 a.m. Central time, Thursday, Oct. 31. The conference call will be webcast from Apache’s website at www.apachecorp.com and investor.apachecorp.com, and the webcast replay will be archived there as well. A replay of the conference call will be available for seven days following the call. The number for the replay is (855) 859-2056 or (404) 537-3406 for international calls. The conference access code is 8089562. Sign up for email alerts to be reminded of the webcast at investor.apachecorp.com/alerts/email-alerts-subscription.

Additional information

Additional information follows, including reconciliations of adjusted earnings, cash flow from operations before changes in operating assets and liabilities, adjusted EBITDAX, upstream capital investment and net debt (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. Apache’s quarterly supplement is available at www.apachecorp.com/financialdata.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2019 FINANCIAL AND OPERATIONAL RESULTS

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About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Egypt and the United Kingdom. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com.

Non-GAAP financial measures

Apache’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, cash flow from operations before changes in operating assets and liabilities, upstream capital investment, adjusted EBITDAX and net debt are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “guidance,” “may,” “might,” “outlook,” “possible,” “potential,” “projects,” “should,” “would,” “will,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations and objectives for Apache’s operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2019 FINANCIAL AND OPERATIONAL RESULTS

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made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2018 Form 10-K and in our quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary note to investors

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. Apache may use certain terms in this release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit Apache from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2018, available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2019 FINANCIAL AND OPERATIONAL RESULTS

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Contacts

Investor:	(281) 302-2286	Gary Clark
Media:	(713) 296-7276	Phil West
Website:	www.apachecorp.com

-end-

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
REVENUES AND OTHER:
Oil and gas production revenues
Oil revenues	$1,207	$1,555	$3,914	$4,524
Natural gas revenues	136	241	490	675
Natural gas liquids revenues	95	180	286	446

	1,438	1,976	4,690	5,645
Derivative instrument losses, net	(2)	(23)	(40)	(46)
Gain on divestitures	—	1	20	10
Other	41	29	45	50

	1,477	1,983	4,715	5,659

OPERATING EXPENSES:
Lease operating expenses	350	382	1,104	1,087
Gathering, processing and transmission	66	92	230	260
Taxes other than income	44	58	141	162
Exploration	56	99	220	251
General and administrative	98	99	323	330
Transaction, reorganization and separation	7	8	17	20
Depreciation, depletion and amortization:
Oil and gas property and equipment	667	575	1,836	1,666
Other assets	44	35	123	105
Asset retirement obligation accretion	27	27	80	81
Impairments	9	10	249	10
Financing costs, net	95	192	365	385

	1,463	1,577	4,688	4,357

NET INCOME BEFORE INCOME TAXES	14	406	27	1,302
Current income tax provision	141	262	514	709
Deferred income tax provision (benefit)	(10)	(17)	(52)	(43)

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTEREST	(117)	161	(435)	636
Net income attributable to noncontrolling interest - Egypt	38	80	125	215
Net loss attributable to noncontrolling interest - Altus	(3)	—	(5)	—
Net income attributable to Altus Preferred Unit limited partners	18	—	22	—

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$(170)	$81	$(577)	$421

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$(0.45)	$0.21	$(1.53)	$1.10
Diluted	$(0.45)	$0.21	$(1.53)	$1.09

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	377	383	377	383
Diluted	377	385	377	385

DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25	$0.75	$0.75

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Nine Months Ended
	September 30,	June 30,	September 30,	3Q19 to	3Q19 to	September 30,	September 30,
	2019	2019	2018	2Q19	3Q18	2019	2018
OIL VOLUME - Barrels per day
Permian	94,873	92,176	90,434	3%	5%	94,882	88,629
MidContinent/Gulf Coast	2,635	7,574	10,067	-65%	-74%	6,280	10,683
Gulf of Mexico	2,537	3,260	3,037	-22%	-16%	2,750	3,518

United States	100,045	103,010	103,538	-3%	-3%	103,912	102,830

Egypt (1, 2)	84,114	83,761	97,129	0%	-13%	86,470	96,201
North Sea	44,281	50,055	42,769	-12%	4%	49,584	45,076

International (1)	128,395	133,816	139,898	-4%	-8%	136,054	141,277

Total (1)	228,440	236,826	243,436	-4%	-6%	239,966	244,107

NATURAL GAS VOLUME - Mcf per day
Permian	539,132	492,199	516,930	10%	4%	549,566	426,421
MidContinent/Gulf Coast	14,779	90,555	124,572	-84%	-88%	73,497	127,095
Gulf of Mexico	9,251	11,484	10,280	-19%	-10%	10,176	9,783

United States	563,162	594,238	651,782	-5%	-14%	633,239	563,299

Egypt (1, 2)	275,569	277,552	331,681	-1%	-17%	289,397	338,813
North Sea	47,875	50,121	41,455	-4%	15%	51,596	41,932

International (1)	323,444	327,673	373,136	-1%	-13%	340,993	380,745

Total (1)	886,606	921,911	1,024,918	-4%	-13%	974,232	944,044

NGL VOLUME - Barrels per day
Permian	69,703	52,108	45,671	34%	53%	56,444	42,800
MidContinent/Gulf Coast	1,959	9,505	14,311	-79%	-86%	7,637	13,815
Gulf of Mexico	343	361	257	-5%	33%	248	271

United States	72,005	61,974	60,239	16%	20%	64,329	56,886

Egypt (1, 2)	891	898	753	-1%	18%	979	939
North Sea	1,540	1,673	1,008	-8%	53%	1,678	1,092

International (1)	2,431	2,571	1,761	-5%	38%	2,657	2,031

Total	74,436	64,545	62,000	15%	20%	66,986	58,917

BOE per day
Permian	254,432	226,318	222,259	12%	14%	242,920	202,499
MidContinent/Gulf Coast	7,057	32,171	45,140	-78%	-84%	26,166	45,680
Gulf of Mexico	4,421	5,535	5,007	-20%	-12%	4,695	5,420

United States	265,910	264,024	272,406	1%	-2%	273,781	253,599

Egypt (1, 2)	130,934	130,917	153,163	0%	-15%	135,681	153,609
North Sea	53,800	60,082	50,686	-10%	6%	59,861	53,157

International (1)	184,734	190,999	203,849	-3%	-9%	195,542	206,766

Total (1)	450,644	455,023	476,255	-1%	-5%	469,323	460,365

Total excluding noncontrolling interests	406,926	411,345	425,156	-1%	-4%	424,040	409,114

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	28,052	27,939	32,385			28,839	32,077
Gas (Mcf/d)	92,212	92,639	110,777			96,706	113,164
NGL (b/d)	297	299	251			326	313

(2) Egypt Gross Production - BOE per day	301,296	321,937	337,738	-6%	-11%	318,300	336,506

APACHE CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Nine Months Ended
	September 30,	June 30,	September 30,	3Q19 to	3Q19 to	September 30,	September 30,
	2019	2019	2018	2Q19	3Q18	2019	2018
OIL VOLUME - Barrels per day
Permian	94,873	92,176	90,434	3%	5%	94,882	88,629
MidContinent/Gulf Coast	2,635	7,574	10,067	-65%	-74%	6,280	10,683
Gulf of Mexico	2,537	3,260	3,037	-22%	-16%	2,750	3,518

United States	100,045	103,010	103,538	-3%	-3%	103,912	102,830

Egypt	44,461	44,261	47,260	0%	-6%	45,668	47,694
North Sea	44,281	50,055	42,769	-12%	4%	49,584	45,076

International	88,742	94,316	90,029	-6%	-1%	95,252	92,770

Total	188,787	197,326	193,567	-4%	-2%	199,164	195,600

NATURAL GAS VOLUME - Mcf per day
Permian	539,132	492,199	516,930	10%	4%	549,566	426,421
MidContinent/Gulf Coast	14,779	90,555	124,572	-84%	-88%	73,497	127,095
Gulf of Mexico	9,251	11,484	10,280	-19%	-10%	10,176	9,783

United States	563,162	594,238	651,782	-5%	-14%	633,239	563,299

Egypt	160,263	160,306	179,539	0%	-11%	167,153	185,806
North Sea	47,875	50,121	41,455	-4%	15%	51,596	41,932

International	208,138	210,427	220,994	-1%	-6%	218,749	227,738

Total	771,300	804,665	872,776	-4%	-12%	851,988	791,037

NGL VOLUME - Barrels per day
Permian	69,703	52,108	45,671	34%	53%	56,444	42,800
MidContinent/Gulf Coast	1,959	9,505	14,311	-79%	-86%	7,637	13,815
Gulf of Mexico	343	361	257	-5%	33%	248	271

United States	72,005	61,974	60,239	16%	20%	64,329	56,886

Egypt	518	531	402	-2%	29%	575	498
North Sea	1,540	1,673	1,008	-8%	53%	1,678	1,092

International	2,058	2,204	1,410	-7%	46%	2,253	1,590

Total	74,063	64,178	61,649	15%	20%	66,582	58,476

BOE per day
Permian	254,432	226,318	222,259	12%	14%	242,920	202,499
MidContinent/Gulf Coast	7,057	32,171	45,140	-78%	-84%	26,166	45,680
Gulf of Mexico	4,421	5,535	5,007	-20%	-12%	4,695	5,420

United States	265,910	264,024	272,406	1%	-2%	273,781	253,599

Egypt	71,690	71,510	77,585	0%	-8%	74,102	79,159
North Sea	53,800	60,082	50,686	-10%	6%	59,861	53,157

International	125,490	131,592	128,271	-5%	-2%	133,963	132,316

Total	391,400	395,616	400,677	-1%	-2%	407,744	385,915

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
AVERAGE OIL PRICE PER BARREL
Permian	$54.51	$56.79	$60.07	$53.82	$61.41
MidContinent/Gulf Coast	58.38	59.90	69.38	56.74	65.83
Gulf of Mexico	58.38	63.60	70.87	60.41	69.19
United States	54.70	57.25	61.20	54.16	62.08
Egypt	61.10	68.60	74.92	63.96	71.85
North Sea	63.12	68.43	75.01	65.45	71.32
International	61.75	68.54	74.95	64.50	71.68
Total	58.60	63.71	69.12	60.00	67.65

AVERAGE NATURAL GAS PRICE PER MCF
Permian	$.91	$.26	$1.98	$.97	$2.06
MidContinent/Gulf Coast	2.03	1.98	2.45	2.48	2.44
Gulf of Mexico	2.39	2.62	2.87	2.89	3.16
United States	0.97	0.55	2.09	1.17	2.15
Egypt	2.81	2.80	2.85	2.82	2.85
North Sea	3.20	3.99	7.78	4.56	7.07
International	2.87	2.98	3.40	3.08	3.31
Total	1.66	1.41	2.56	1.84	2.62

AVERAGE NGL PRICE PER BARREL
Permian	$13.24	$13.12	$32.38	$14.77	$28.24
MidContinent/Gulf Coast	14.35	14.72	25.89	16.02	23.70
Gulf of Mexico	16.11	20.47	34.48	18.30	32.47
United States	13.26	13.57	30.84	14.93	27.15
Egypt	27.76	32.90	45.92	33.17	40.67
North Sea	26.63	33.67	54.73	33.98	47.16
International	27.05	33.40	50.96	33.68	44.16
Total	13.71	14.37	31.42	15.68	27.74

APACHE CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY OF DERIVATIVE INSTRUMENT GAINS (LOSSES), NET

	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Derivative settlements - realized gain/(loss)	$(16)	$7	$12	$(110)
Amortization of call and put premium	—	(14)	—	(24)

Realized gain/(loss)	(16)	(7)	12	(134)
Unrealized mark-to-market gain/(loss)	14	(16)	(52)	88

	$(2)	$(23)	$(40)	$(46)

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Unproved leasehold impairments	$12	$39	$74	$76
Dry hole expense	5	21	33	57
Geological and geophysical expense	18	6	56	41
Exploration overhead and other	21	33	57	77

	$56	$99	$220	$251

SUMMARY CASH FLOW INFORMATION

	For the Quarter		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$635	$1,006	$2,089	$2,734

Additions to upstream oil and gas property	(634)	(814)	(2,054)	(2,424)
Additions to Altus gathering, processing, and transmission facilities	(48)	(128)	(294)	(412)
Altus equity method interests	(570)	—	(1,008)	—
Proceeds from sale of oil and gas properties	343	38	590	51
Other, net	(42)	(22)	(17)	(55)

Net cash used in investing activities	$(951)	$(926)	$(2,783)	$(2,840)

Debt borrowings and payments, net	85	(228)	74	(378)
Distributions to noncontrolling interest - Egypt	(71)	(101)	(235)	(256)
Redeemable noncontrolling interest - Altus Preferred Unit limited partners	—	—	611	—
Dividends paid	(94)	(96)	(282)	(287)
Other	10	(34)	(25)	(48)

Net cash used in financing activities	$(70)	$(459)	$143	$(969)

SUMMARY BALANCE SHEET INFORMATION

	September 30,	December 31,
	2019	2018
Cash and cash equivalents	$163	$714
Other current assets	1,808	1,973
Property and equipment, net	17,655	18,421
Other assets	1,779	474

Total assets	$21,405	$21,582

Current debt - Apache *	$1	$151
Current debt - Altus	18	—
Current liabilities	1,902	2,050
Long-term debt - Apache *	8,158	8,093
Long-term debt - Altus	235	—
Deferred credits and other noncurrent liabilities	2,684	2,476
Redeemable noncontrolling interest - Altus Preferred Unit limited partners	539	—
Apache shareholders’ equity	6,301	7,130
Noncontrolling interest - Egypt	1,165	1,275
Noncontrolling interest - Altus	402	407

Total Liabilities, redeemable noncontrolling interest, and equity	$21,405	$21,582

Common shares outstanding at end of period	376	375

*	Excludes Altus

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Net cash provided by operating activities	$635	$856	$1,006	$2,089	$2,734
Adjustments:
Exploration seismic and administration costs	39	38	39	113	118
Current income tax provision	141	187	262	514	709
Other adjustments to reconcile net income to net cash provided by operating activities	(13)	(13)	(14)	(35)	(96)
Changes in operating assets and liabilities	1	(178)	(32)	(39)	(54)
Financing costs, net (excluding loss on early extinguishment of debt)	95	98	98	290	291
Transaction, reorganization & separation costs	7	6	8	17	20

Adjusted EBITDAX (Non-GAAP)	$905	$994	$1,367	$2,949	$3,722

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended				For the Quarter Ended
	September 30, 2019				September 30, 2018
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Income including noncontrolling interest (GAAP)	$14	$(131)	$(117)	$(0.31)	$406	$(245)	$161	$0.42
Income attributable to noncontrolling interest	70	(35)	35	0.09	147	(67)	80	0.21
Loss attributable to Altus preferred unit limited partner	18	—	18	0.05	—	—	—	—

Net income attributable to common stock	(74)	(96)	(170)	(0.45)	259	(178)	81	0.21

Adjustments:*
Asset impairments	21	(5)	16	0.04	49	(13)	36	0.10
Valuation allowance and other tax adjustments	—	53	53	0.14	—	24	24	0.06
Loss on extinguishment of debt	—	—	—	—	94	(19)	75	0.19
Unrealized derivative instrument (gain)/loss	(14)	2	(12)	(0.03)	16	(3)	13	0.03
Transaction, reorganization & separation costs	7	(2)	5	0.01	8	(1)	7	0.02
Modification of stock comp plans	—	—	—	—	11	(2)	9	0.02
(Gain)/loss on divestitures	—	—	—	—	(1)	—	(1)	—

Adjusted earnings (Non-GAAP)	$(60)	$(48)	$(108)	$(0.29)	$436	$(192)	$244	$0.63

	For the Nine Months Ended				For the Nine Months Ended
	September 30, 2019				September 30, 2018
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Income including noncontrolling interest (GAAP)	$27	$(462)	$(435)	$(1.15)	$1,302	$(666)	$636	$1.65
Income attributable to noncontrolling interest	235	(115)	120	0.32	393	(178)	215	0.56
Loss attributable to Altus preferred unit limited partner	22	—	22	0.06	—	—	—	—

Net income attributable to common stock	(230)	(347)	(577)	(1.53)	909	(488)	421	1.09

Adjustments:*
Asset impairments	323	(69)	254	0.66	86	(20)	66	0.18
Valuation allowance and other tax adjustments	—	198	198	0.53	—	30	30	0.08
Loss on extinguishment of debt	75	(16)	59	0.16	94	(19)	75	0.19
Unrealized derivative instrument (gain)/loss	52	(12)	40	0.11	(88)	19	(69)	(0.18)
Transaction, reorganization & separation costs	17	(4)	13	0.03	20	(4)	16	0.04
Modification of stock comp plans	—	—	—	—	39	(9)	30	0.07
(Gain)/loss on divestitures	(20)	4	(16)	(0.04)	(10)	1	(9)	(0.02)

Adjusted Earnings (Non-GAAP)	$217	$(246)	$(29)	$(0.08)	$1,050	$(490)	$560	$1.45

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of Debt to Net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Current debt	$19	$175	$339	$151	$151
Long-term debt	8,393	8,157	8,094	8,093	8,092

Total debt	8,412	8,332	8,433	8,244	8,243
Cash and cash equivalents	163	549	327	714	593

Net debt	$8,249	$7,783	$8,106	$7,530	$7,650

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess Apache’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude asset retirement obligation revisions and liabilities incurred, capitalized interest, and certain exploration expenses, while including amounts paid during the period for abandonment and decommissioning expenditures. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of Apache’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Costs incurred in oil and gas property:
Acquisitions
Proved	$4	$—	$7	$5
Unproved	5	48	43	81
Exploration and development	637	872	1,931	2,461

Total Costs incurred in oil and gas property	$646	$920	$1,981	$2,547

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$646	$920	$1,981	$2,547
Asset retirement obligations settled vs. incurred - oil and gas property	24	3	43	21
Capitalized interest	(8)	(8)	(24)	(28)
Exploration seismic and administration costs	(39)	(39)	(113)	(118)
Less noncontrolling interest - Egypt	(33)	(44)	(111)	(151)

Total Upstream capital investment	$590	$832	$1,776	$2,271

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities

Cash flows from operations before changes in operating assets and liabilities is a non-GAAP financial measure. Apache uses it internally and provides the information because management believes it is useful for investors and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Net cash provided by operating activities	$635	$856	$1,006	$2,089	$2,734
Changes in operating assets and liabilities	1	(178)	(32)	(39)	(54)

Cash flows from operations before changes in operating assets and liabilities	$636	$678	$974	$2,050	$2,680